Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES FIRST QUARTER 2025 RESULTS
— Total Revenue Growth of 9% to $413.4 Million; Organic Revenue Growth(1) of 10% —
— Net Income of $24.9 Million and Diluted Earnings Per Share of $0.20; Adjusted Diluted EPS(2) Growth of 16% to $0.65 —
— Adjusted EBITDA(3) Growth of 12% Year-Over-Year to $113.8 Million and Adjusted EBITDA Margin(3) of 28%; 80 Basis Point Expansion Compared to the Prior-Year Period —
TAMPA, FLORIDA - May 6, 2025 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the first quarter ended March 31, 2025.
FIRST QUARTER 2025 HIGHLIGHTS
•Total revenue increased 9% year-over-year to $413.4 million
•Organic revenue growth of 10% year-over-year
•GAAP net income of $24.9 million and GAAP diluted earnings per share of $0.20
•Adjusted net income(2) of $76.6 million
•Adjusted diluted EPS grew 16% year-over-year to $0.65
•Adjusted EBITDA grew 12% year-over-year to $113.8 million
•Adjusted EBITDA margin of 27.5%, expansion of 80 basis points compared to 26.7% in the prior-year period
•Adjusted free cash flow(4) increased 6% year-over-year to $25.8 million
“The resilience and durability of our business and operating model was demonstrated in the first quarter as we continued to achieve double-digit organic revenue growth while increasing adjusted EBITDA by 12% and adjusted diluted EPS by 16%” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “As we have reached a significant inflection point with the vast majority of our earnout obligations behind us, our growing financial flexibility leaves us well positioned to accelerate momentum across our strategic priorities.”

LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2025, cash and cash equivalents were $81.8 million and the Company had $586 million of borrowing capacity under its revolving credit facility.
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss first quarter 2025 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. ("Baldwin") (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than three million clients across the United States and internationally. For more information, please visit www.baldwin.com.
FOOTNOTES
(1)    Organic revenue for the three months ended March 31, 2024 used to calculate organic revenue growth for the three months ended March 31, 2025 was $372.3 million, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net income attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted earnings per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address Baldwin's future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to Baldwin's business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on Baldwin's behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except share and per share data)	2025	2024
Revenues:
Commissions and fees	$410,531	$378,096
Investment income	2,874	2,271
Total revenues	413,405	380,367

Operating expenses:
Colleague compensation and benefits	198,020	201,055
Outside commissions	65,823	61,037
Other operating expenses	58,019	45,795
Amortization expense	25,882	24,041
Change in fair value of contingent consideration	8,061	12,676
Depreciation expense	1,583	1,505
Total operating expenses	357,388	346,109

Operating income	56,017	34,258

Other income (expense):
Interest expense, net	(29,976)	(31,545)
Gain on divestitures	1,401	36,516
Loss on extinguishment and modification of debt	(2,394)	—
Other income (expense), net	(150)	538
Total other income (expense), net	(31,119)	5,509

Income before income taxes	24,898	39,767
Income tax expense	—	667
Net income	24,898	39,100
Less: net income attributable to noncontrolling interests	10,959	17,522
Net income attributable to Baldwin	$13,939	$21,578

Comprehensive income	$24,898	$39,100
Comprehensive income attributable to noncontrolling interests	10,959	17,522
Comprehensive income attributable to Baldwin	13,939	21,578

Basic earnings per share	$0.21	$0.35
Diluted earnings per share	$0.20	$0.33
Weighted-average shares of Class A common stock outstanding - basic	66,067,143	61,856,147
Weighted-average shares of Class A common stock outstanding - diluted	69,327,694	65,314,248

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$81,781	$90,045
Fiduciary cash	217,280	222,724
Assumed premiums, commissions and fees receivable, net	331,342	283,553
Fiduciary receivables	408,000	418,543
Prepaid expenses and other current assets	17,417	11,625
Total current assets	1,055,820	1,026,490
Property and equipment, net	22,332	21,972
Right-of-use assets	71,357	72,367
Other assets	49,217	48,041
Intangible assets, net	937,612	953,492
Goodwill	1,412,369	1,412,369
Total assets	$3,548,707	$3,534,731
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$625,280	$641,267
Commissions payable	87,463	73,126
Accrued expenses and other current liabilities	157,245	160,631
Related party notes payable	—	5,635
Colleague earnout incentives	17,959	32,826
Current portion of contingent earnout liabilities	45,473	142,949
Total current liabilities	933,420	1,056,434
Long-term debt, less current portion	1,495,908	1,398,054
Contingent earnout liabilities, less current portion	2,761	2,610
Operating lease liabilities, less current portion	68,162	68,775
Other liabilities	61	61
Total liabilities	2,500,312	2,525,934
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	371	453
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 69,852,390 and 67,979,419 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	699	680
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 48,292,594 and 49,552,686 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	5	5
Additional paid-in capital	816,418	793,954
Accumulated deficit	(197,484)	(211,423)
Total stockholders’ equity attributable to Baldwin	619,638	583,216
Noncontrolling interest	428,386	425,128
Total stockholders’ equity	1,048,024	1,008,344
Total liabilities, mezzanine equity and stockholders’ equity	$3,548,707	$3,534,731

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$24,898	$39,100
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	27,465	25,546
Change in fair value of contingent consideration	8,061	12,676
Share-based compensation expense	12,803	14,094
Payment of contingent earnout consideration in excess of purchase price accrual	(78,193)	(16,318)
Gain on divestitures	(1,401)	(36,516)
Amortization of deferred financing costs	1,422	1,552
Loss on interest rate caps	18	26
Other (gain) loss	708	(4)
Changes in operating assets and liabilities:
Assumed premiums, commissions and fees receivable, net	(47,789)	(32,835)
Prepaid expenses and other current assets	(6,708)	(4,629)
Right-of-use assets	3,775	4,186
Accounts payable, accrued expenses and other current liabilities	9,892	232
Colleague earnout incentives	(14,854)	(1,391)
Operating lease liabilities	(4,080)	(2,712)
Net cash provided by (used in) operating activities	(63,983)	3,007
Cash flows from investing activities:
Capital expenditures	(8,933)	(8,146)
Proceeds from divestitures, net of cash transferred	1,401	54,448
Investments in and loans for business ventures	(620)	(3,189)
Cash consideration paid for asset acquisitions	(460)	—
Proceeds from repayment of related party loans	—	1,500
Net cash provided by (used in) investing activities	(8,612)	44,613
Cash flows from financing activities:
Change in fiduciary receivables and liabilities, net	(5,444)	(113)
Payment of contingent earnout consideration up to amount of purchase price accrual	(32,841)	(32,794)
Proceeds from revolving line of credit	9,000	70,000
Payments on revolving line of credit	(9,000)	(77,000)
Proceeds from refinancing of long-term debt	935,800	—
Payments relating to extinguishment and modification of long-term debt	(835,800)	—
Payments on long-term debt	(2,340)	(2,561)
Proceeds from the settlement of interest rate caps	—	2,300
Other financing activity	(488)	(98)
Net cash provided by (used in) financing activities	58,887	(40,266)
Net increase (decrease) in cash and cash equivalents and fiduciary cash	(13,708)	7,354
Cash and cash equivalents and fiduciary cash at beginning of period	312,769	226,963
Cash and cash equivalents and fiduciary cash at end of period	$299,061	$234,317

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a partner acquired on June 1, 2024 are excluded from organic revenue for 2024. However, after June 1, 2025, results from June 1, 2024 to December 31, 2024 for such partners are compared to results from June 1, 2025 to December 31, 2025 for purposes of calculating organic revenue growth in 2025. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate adjusted free cash flow because we incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the payment of contingent earnout consideration in excess of purchase price accrual, and (ii) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.
Beginning January 1, 2025, the Company is presenting its fiduciary assets and liabilities separately on the consolidated balance sheets. Previously, these assets and liabilities were comingled on the consolidated balance sheets and the net change in cash balances held to remit to insurance carriers was presented as cash flows from operating activities. The net change in fiduciary cash is now presented as cash flows from financing activities in the consolidated statements of cash flows. As a result, the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities are no longer excluded from net cash provided by (used in) operating activities in calculating adjusted free cash flow for the 2025 reporting period and comparable prior periods. However, because the change in fiduciary receivables and fiduciary liabilities previously was combined with the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities in the consolidated statements of cash flows, this change in presentation has resulted in a change in our previously reported adjusted free cash flow for previous periods.

Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth and adjusted diluted EPS to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Revenues	$413,405	$380,367

Net income	$24,898	$39,100
Adjustments to net income:
Interest expense, net	29,976	31,545
Amortization expense	25,882	24,041
Share-based compensation	12,803	14,094
Change in fair value of contingent consideration	8,061	12,676
Colleague earnout incentives	(3,269)	3,583
Loss on extinguishment and modification of debt	2,394	—
Depreciation expense	1,583	1,505
Transaction-related partnership and integration expenses	1,533	4,904
Income and other taxes(1)	1,471	1,501
Gain on divestitures	(1,401)	(36,516)
Severance	1,207	1,689
Loss on interest rate caps	18	26
Other(2)	8,639	3,538
Adjusted EBITDA	$113,795	$101,686

Net income margin	6%	10%
Adjusted EBITDA margin	27.5%	26.7%
__________
(1)    Income and other taxes include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(2)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Commissions and fees	$410,531	$378,096
Partnership commissions and fees(1)	—	—
Organic revenue	$410,531	$378,096
Organic revenue growth(2)	$38,219	$51,051
Organic revenue growth %(2)	10%	16%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three months ended March 31, 2024 used to calculate organic revenue growth for the three months ended March 31, 2025 was $372.3 million, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net income attributable to Baldwin and reconciles adjusted diluted EPS to diluted earnings per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Net income attributable to Baldwin	$13,939	$21,578
Net income attributable to noncontrolling interests	10,959	17,522
Amortization expense	25,882	24,041
Share-based compensation	12,803	14,094
Change in fair value of contingent consideration	8,061	12,676
Colleague earnout incentives	(3,269)	3,583
Loss on extinguishment and modification of debt	2,394	—
Depreciation	1,583	1,505
Transaction-related partnership and integration expenses	1,533	4,904
Amortization of deferred financing costs	1,422	1,552
Gain on divestitures	(1,401)	(36,516)
Severance	1,207	1,689
Income tax expense(1)	1,200	—
Loss on interest rate caps, net of cash settlements	18	2,326
Other(2)	8,639	3,538
Adjusted pre-tax income	84,970	72,492
Adjusted income taxes(3)	8,412	7,177
Adjusted net income	$76,558	$65,315

Weighted-average shares of Class A common stock outstanding - diluted	69,328	65,314
Exchange of Class B common stock(4)	49,045	51,994
Adjusted diluted weighted-average shares outstanding	118,373	117,308

Diluted earnings per share	$0.20	$0.33
Effect of exchange of Class B common stock and net income attributable to noncontrolling interests per share	0.01	—
Other adjustments to income per share	0.51	0.29
Adjusted income taxes per share	(0.07)	(0.06)
Adjusted diluted EPS	$0.65	$0.56
___________
(1)    Income tax expense includes the Tax Receivable Agreement expense.
(2)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(3)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(4)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands)	2025	2024
Net cash provided by (used in) operating activities	$(63,983)	$3,007
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	78,193	16,318
Payment of colleague earnout incentives	11,599	4,974
Adjusted free cash flow	$25,809	$24,299

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission